Exhibit 4.45

AMENDED AND RESTATED AGREEMENT (II)

This AMENDED AND RESTATED AGREEMENT (II) (this “Agreement”), dated as of November 9, 2020, is made and entered into by and between the following parties in Beijing, the People’s Republic of China (“PRC”, which, for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region):

JD.com, Inc., a company organized under the Laws of the Cayman Islands (“JD Group”);

Jingdong Digits Technology Holding Co., Ltd., a limited liability company registered under the laws of the PRC (unified social credit code: 91110302053604529E), with its registered address at Room 221, F/2, Block C, No. 18, Kechuang 11 Street, Beijing Economic and Technological Development Zone, Beijing, PRC (the “Company”).

WHEREAS, JD Group entered into the FRAMEWORK AGREEMENT on March 1, 2017 with the Company and other related entities, which was then terminated by related parties through the TERMINATION AGREEMENT. The Parties signed the FORM OF AGREEMENT on June 25, 2020 to confirm and restate Section 10.7 under the FRAMEWORK AGREEMENT. The Parties entered into the AMENDED AND RESTATED AGREEMENT (the “ORIGINAL AGREEMENT”) on September 9, 2020 to amend and restate the FORM OF AGREEMENT. Now, the Parties hereto negotiation in good faith and enter into the Agreement to amend and restate the ORIGINAL AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

I.	Business scope

The Parties agree that their respective business scope is as follows:

1.

Prior to the first date upon which JD Group and the Company cease to be under common Control of Mr. Qiangdong Liu (the “Ultimate Controller”), the Company shall not, and shall cause its subsidiaries not to, without the prior written consent of JD Group, directly or indirectly engage in, carry out, or participate in the Group Business (as defined below) as an owner, partner or principal (including through any arrangement that function similarly to equity interests) , or otherwise compete with JD Group in the Group Business. Notwithstanding the foregoing, the Company and its subsidiaries may from time to time make passive investments (including in equity securities and/or debt securities or instruments), regardless of whether such invested companies compete with the Group Business or not, provided however that the Company and its subsidiaries shall not Control such invested companies.

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For the purpose of this Agreement,

(1) “Control ” , as used with respect to any entity, means the possession, directly or indirectly having the power to direct the management and policies of such entity through voting rights, agreements or any other means, the same below;

(2) “Group Business” refers to the e-commerce business (and its reasonable expansion) carried out by JD Group and its subsidiaries from time to time;

(3) A “subsidiary”, with respect to a party, refers to: (a) an entity in which such party beneficially owns, directly or indirectly, more than 50% of the voting rights or other interests; (b) an entity in which such party holds more than 50% of the economic interests, including those held through VIE structure or other contractual arrangements; or (c) an entity, the financial statements of which can be consolidated according to applicable accounting standards.

2.

Where the Company first engages in, carries out, participates or invests in the business at a time when it is not prohibited from doing so pursuant to Article 1 hereof, the Company shall be permitted to continue to engage or participate in such business notwithstanding any such prohibition arising after such time, including as a result of subsequent changes to the scope of the Group Business.

3.

Prior to the first date upon which JD Group and the Company cease to be under common Control of the Ultimate Controller, JD Group shall not, and shall cause its subsidiaries not to, without the prior written consent of the Company, directly or indirectly engage in, carry out, or participate in the Company Business (as defined below) as an owner, partner or principal (including through any arrangement that function similarly to equity interests) or otherwise compete with JD Group in the Company Business.

For the purpose of this Agreement, “Company Business” refers to the financial, financial derivatives, and other financial-related businesses operated by the Company and its subsidiaries from time to time, including consumer finance, supply chain finance, third party payment, factoring, insurance brokerage and agency, crowd funding (including product and equity crowd funding), wealth management, securities brokerage, banking, financial leasing, asset management, and credit reference businesses.

4.	Notwithstanding the foregoing, JD Group and its subsidiaries shall not be restricted from engaging in the following activities or investments set forth in this Article 4:

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(1)	JD Group and its subsidiaries may, directly or indirectly, engage in or participate in the businesses set forth in Annex 1 hereto from time to time.

(2)

JD Group and its subsidiaries may from time to time make passive investments (including investments in equity securities and/or debt securities or instruments), regardless of whether such invested companies compete with the Company Business, provided however that JD Group and its subsidiaries shall not Control such invested companies. However, in the case that JD Group and its subsidiaries are prohibited by applicable laws from making such passive investments, JD Group and the Company shall negotiate in good faith on the sale or disposal of such investments to the Company or third parties.

(3)

JD Group and its subsidiaries may from time to time enter into and perform contracts and agreements with third parties for provision or procurement of payment services, other financial services and products (including data sharing and traffic support).

II.	Representations and Warranties

1.

The Company warrants that it is a legal entity duly organized and validly existing with the qualification to execute this Agreement and fulfill its obligations hereunder, and that this Agreement is the true expression of its intention.

2.

JD Group warrants that it is a legal entity duly organized and validly existing with the qualification to execute the Agreement and fulfill its obligations hereunder, and that this Agreement is the true expression of its intention.

III. Where a party fails to perform or fully perform any provision hereunder (the “Defaulting Party”), the Non-Defaulting Party shall be entitled to claim compensation for all actual losses arising out of or resulting from such failure to perform by the Defaulting Party.

IV. The execution and performance of this Agreement by the Parties represent their true intention. This Agreement shall become legally binding upon and enforceable against the Parties once it becomes effective.

V. The Parties shall keep this Agreement confidential, except for the following disclosures made for the purpose of this Agreement: (i) any disclosure made to the directors, officers, employees of the Parties and their affiliates who need to know about this Agreement; (ii) any disclosure made to the professional service agencies under the obligation of confidentiality of this Agreement employed by either party, and (iii) any necessary disclosure made to relevant government departments and regulatory body (in which case, the disclosing party shall promptly notify the other party of the proposed disclosure and, to a reasonable extent, adopt the suggestions of the other party prior to such disclosure).

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VI. The construction, effectiveness, interpretation, performance of this Agreement and the settlement of disputes hereunder shall be governed by the laws of PRC.

VII. Any dispute concerning this Agreement shall be settled by the Parties through amicable negotiation. Should such negotiation be failed, either Party shall be entitled to submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in force. During the settlement of dispute, the Parties shall continue to perform other provisions hereunder except for the disputed matters submitted for arbitration.

VIII. This Agreement shall become effective from the date when the Agreement being executed by the Parties with official seal or signature of their respective legal representative/authorized representative, and shall entirely supersede the ORIGINAL AGREEMENT.

IX. This Agreement is executed in duplicate, with each party holding one copy with the same legal effect.

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(This page is intentionally left blank) (Signature Page to the AMENDED AND RESTATED AGREEMENT (II))

JD.com, Inc.

(Seal)

Authorized Representative (Signature): /s/ Authorized Signatory

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(This page is intentionally left blank) (Signature Page to the AMENDED AND RESTATED AGREEMENT (II))

Jingdong Digits Technology Holding Co., Ltd.

(Seal)

Legal Representative/Authorized Representative (Signature): /s/ Authorized Signatory

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